UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 6, 2007 (Date of earliest event reported)

MFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

30 Ossipee Road

Newton, MA  02464-9101

(Address of principal executive offices)

Telephone: (617) 969-5452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities  Act (17 CFR 230.425)

☐            Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Effective April 6, 2007 (the “Effective Date”), MFIC Corporation (the “Company”) entered into an Executive Employment Agreement with Irwin J. Gruverman.  The term of the Employment Agreement is until June 30, 2008 (the “Target Date”) or such time as a majority of the members of the Company’s Board of Directors as of the Effective Date no longer hold such position, whichever occurs first.  Under the Employment Agreement, Mr. Gruverman will serve as Chairman Emeritus and an employee of the Company.  The Company has agreed to pay Mr. Gruverman a monthly salary of $6,000 for these services.  Mr. Gruverman will continue to serve as a member of the Company’s Board of Directors.

If the Company terminates Mr. Gruverman’s employment on or before the Target Date without cause (as defined in the Employment Agreement), or a majority of the members of the Company’s Board of Directors as of the Effective Date shall have resigned or otherwise have been replaced, Mr. Gruverman will be entitled to receive an amount equal to the value of his salary from the date of either such event through and including the Target Date.  If the Company terminates Mr. Gruverman for cause (as defined in the Employment Agreement), he will be entitled only to the payment of accrued and unpaid salary through the date of such termination.

The description of the Employment Agreement provided above is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 8.01.

Item 9.01               Financial Statements and Exhibits.

(d)                                 The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

10.1	Executive Employment Agreement dated April 6, 2007 between MFIC Corporation and Irwin J. Gruverman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2007	MFIC CORPORATION

By: /s/ Robert P. Bruno
Name: Robert P. Bruno
Title: President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement dated April 6, 2007 between MFIC Corporation and Irwin J. Gruverman.